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                                      EXHIBIT 16
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                                     [LETTERHEAD]

October 8, 1998


Mr. George Pursglove
Director
Choices Entertainment Corporation
10770 Wiles Road
Coral Springs, FL 33076

Dear Mr. Pursglove:

This is to confirm that the client-auditor relationship between Choices Entertainment Corporation and KPMG Peat Marwick LLP has ceased.

Very truly yours,

/s/ KPMG Peat Marwick LLP

cc:  Chief Accountant, Securities and Exchange Commission